UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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OraSure Technologies, Inc.

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On April 16, 2026, OraSure Technologies, Inc. issued the following press release:

FOR IMMEDIATE RELEASE

OraSure Technologies Appoints John D. Bertrand to its Board of Directors

Enters into Cooperation Agreement with Altai Capital

Board to Seek Shareholder Approval for Declassification at the 2026 Annual Meeting

BETHLEHEM, Pa., April 16, 2026 — OraSure Technologies, Inc. (“OraSure” and “OTI”) (NASDAQ: OSUR), a leader in point-of-need and home diagnostic tests and sample management solutions, today announced the appointment of John D. Bertrand to its Board of Directors as an independent director, effective immediately.

Mr. Bertrand is a healthcare technology executive with more than a decade of experience driving AI-enabled innovation in diagnostics. He co-founded Digital Diagnostics Inc. and most recently served as its Chief Executive Officer, helping to transform the company from a research-stage organization into a global commercial platform for disease diagnosis. Previously, Mr. Bertrand held senior leadership positions at Epic Systems Corporation, with responsibility spanning product development, customer success, and business development. He also served as a Senior Advisor to Bain Capital and as Executive in Residence at 8VC, with a focus on AI applications in healthcare information technology.

OraSure also announced that it will seek shareholder approval at its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to declassify the Board. The declassification proposal will be detailed in the Company’s 2026 Proxy Statement, which will be filed with the U.S. Securities and Exchange Commission in advance of the Annual Meeting.

“We are pleased to welcome John to our Board as we continue to make meaningful progress in advancing our multi-year transformation strategy,” said Jack Kenny, Chair of the OTI Board. “OraSure is well positioned to continue accelerating our growth and driving margin improvement, and we believe John’s experience in AI-enabled diagnostics and commercial healthcare technology will strengthen our strategic efforts. Our proposal to declassify the Board further underscores our commitment to strong governance, disciplined oversight, and ongoing shareholder engagement as we work to deliver sustained, long-term value.”

In connection with the updates announced today and following constructive engagement, the Company has entered into a Cooperation Agreement with Altai Capital Management, L.P. (“Altai”). Under the terms of the Cooperation Agreement, Altai will withdraw its director nominations for the Annual Meeting and members of OraSure’s Board and management team will meet with Altai on a regular basis to discuss financial and strategic matters.

“We are pleased with the outcome of our engagement with OraSure and the steps the Company has taken to enhance its Board and governance practices,” said Rishi Bajaj, Founder and CIO of Altai. “John’s appointment, together with our ongoing constructive dialogue with OraSure’s Board and management team, strengthens our confidence that the Company is on the path to delivering sustained value. We believe OraSure is well positioned to create meaningful long-term value for shareholders as it executes its strategy.”

The Cooperation Agreement includes customary standstill, voting, and other provisions and will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

Evercore is serving as financial advisor, Goodwin Procter LLP is serving as legal advisor, and Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to OraSure. McDermott Will & Schulte LLP is serving as legal advisor and ASC Advisors is serving as strategic communications advisor to Altai.

About OraSure Technologies, Inc.

OraSure Technologies, Inc. (“OraSure” and “OTI”) transforms health through actionable insight and decentralizes diagnostics to connect people to healthcare wherever they are. OraSure improves access, quality, and value of healthcare with innovation in effortless tests and sample management solutions. Together with its wholly-owned subsidiaries, DNA Genotek Inc., Sherlock Biosciences, Inc., and BioMedomics, Inc., OTI is a leader in the development, manufacture, and distribution of rapid diagnostic tests and sample collection and stabilization devices designed to discover and detect critical medical conditions. OraSure’s portfolio of products is sold globally to clinical laboratories, hospitals, physicians’ offices, clinics, public health and community-based organizations, research institutions, government agencies, pharmaceutical companies, and direct to consumers. For more information on OraSure Technologies, please visit www.orasure.com

Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors could cause actual performance or results to be materially different from those expressed or implied in these statements. Factors that could affect our results are discussed more fully in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are made as of the date of this press release and OraSure undertakes no duty to update these statements.

Important Additional Information

OraSure intends to file a proxy statement and proxy card with the SEC in connection with its solicitation of proxies for the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”). STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC IN CONNECTION WITH THE ANNUAL MEETING CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Stockholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://orasure.gcs-web.com/financial-information/sec-filings.

Participant Information

The Company, each of its directors (Carrie Eglinton Manner (Chief Executive Officer), Steven K. Boyd, Nancy J. Gagliano, M.D., M.B.A., John P. Kenny, Lelio Marmora and Robert W. McMahon) and one of its executive officers in addition to Ms. Eglinton Manner (Kenneth J. McGrath, Chief Financial Officer) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Annual Meeting. Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Executive Officers,” “Election of Directors,” “Compensation Discussion and Analysis,” “Director Compensation,” and “Stock Ownership of Certain Beneficial Owners and Management” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2025 Annual Meeting of Stockholders, filed with the SEC on April 4, 2025 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC on March 27, 2025 for Mr. Kenny (available  here and here), Mr. Marmora (available here), Mr. McMahon (available  here), Ms. Gagliano (available here); on June 5, 2025 for Ms. Eglinton Manner (available here); June 25, 2025 for Mr. Kenny (available  here); on August 4, 2025 for Mr. McMahon (available  here); on August 11, 2025 for Mr. McGrath (available  here); on September 26, 2025 for Mr. Kenny (available  here and here); December 2, 2025 for Ms. Gagliano (available here) and Mr. Boyd (available  here); on December 19, 2025 for Mr. Kenny (available  here and here); on March 3, 2026 for Mr. McGrath (available here) and Ms. Eglinton Manner (available  here);on March 16, 2026 for Mr. McGrath (available  here) and Ms. Eglinton Manner (available  here); on March 23, 2026 for Ms. Eglinton Manner (available  here) and Mr. McGrath (available here); and on March 30, 2026 for Mr. Boyd (available  here). Such filings are also available on the Company’s website at https://orasure.gcs-web.com/financial-information/sec-filings. Updated information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the Annual Meeting.

Investor Contact:	Media Contact:

Jason Plagman	Amy Koch

VP, Investor Relations	Director, Corporate Communications

investorinfo@orasure.com	media@orasure.com

Adam Pollack / Chloe Karp

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449